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                                                                    EXHIBIT 99.4

                       UNITED STATES STEEL CORPORATION
                      SUPPLEMENTAL STATISTICS (Unaudited)
                    YEARS ENDED DECEMBER 31, 2000 AND 1999

  (Dollars in millions)                                        2000      1999
--------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS
Flat-rolled Products                                         $    31   $   161
Tubular Products                                                  83       (57)
U. S. Steel Kosice (a)                                             2         -
Other Businesses:
  Coal, Coke and Iron Ore                                         39        37
  All other                                                      100        67
                                                             -------   -------
Income From Operations Before Special Items                      255       208
  Special Items:
    Loss on investment used to satisfy
      indexed debt obligations                                     -       (22)
    Environmental and legal contingencies                        (36)      (17)
    Voluntary early retirement program
        pension settlement                                         -        35
    Impairments and other costs related
        to investments in equity investees                       (36)      (54)
    Asset impairments - receivables                               (8)        -
                      - coal                                     (71)        -
                                                             -------   -------
        Total Income From Operations                         $   104   $   150
                                                             =======   =======

CAPITAL EXPENDITURES
  Flat-rolled Products                                       $   163   $   212
  Tubular Products                                                 2        17
  U. S. Steel Kosice (a)                                           5         -
  Other Businesses                                                74        58
                                                             -------   -------
        Total                                                $   244   $   287
                                                             =======   =======

OPERATING STATISTICS
  Average realized price: ($/net ton) (b)
      Flat-rolled Products                                   $   427   $   415
      Tubular Products                                           642       529
      U. S. Steel Kosice (a)                                     269         -
  Steel Shipments: (b) (c)
      Flat-rolled Products                                     9,611    10,219
      Tubular Products                                         1,145       410
      U. S. Steel Kosice (a)                                     317         -
  Raw Steel - Production:  (c)
      Domestic Facilities                                     11,362    12,032
      U. S. Steel Kosice (a)                                     382         -
                                                             -------   -------
      Total Raw Steel - Production                            11,744    12,032
                                                             =======   =======
  Raw Steel - Capability Utilization:  (d)
      Domestic Facilities                                       88.8%     94.0%
      U. S. Steel Kosice (a)                                    81.8%        -%
  Domestic iron ore shipments  (c) (e)                        15,020    15,025
  Domestic coke shipments  (c) (e)                             5,010     4,676

________________
    (a) Represents the operations of U. S. Steel Kosice, s.r.o., following the acquisition of the steelmaking operations and related assets of VSZ a.s. on November 24, 2000.
    (b)  Excludes intersegment transfers.
    (c)  Thousands of net tons.
    (d) Based on annual raw steel production capability of 12.8 million net tons for domestic facilities and 4.5 million net tons for U. S. Steel Kosice. The raw steel production capability for U. S. Steel Kosice was increased to 5.0 million net tons in 2001.
    (e)  Includes intersegment transfers.